UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 29, 2025

Date of Report (Date of earliest event reported)

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of principal executive offices, including zip code)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Agreement with Certain Named Executive Officers

On July 31, 2025, United Bankshares, Inc., (the “Company”) entered into change in control agreements with each of (i) Richard M. Adams, Jr., the Company’s Chief Executive Officer, (ii) James J. Consagra, Jr., the Company’s President, (iii) W. Mark Tatterson, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and (iv) Darren K. Williams, the Company’s Executive Vice President, Chief Risk and Information Officer (together, the “CIC Agreements”), which provide the terms and conditions pursuant to which Messrs. Adams, Jr., Consagra, Tatterson, and Williams (each, an “Executive”) will receive severance following a qualifying termination of employment in connection with a change in control of the Company.

Pursuant to the terms of the CIC Agreements, if an Executive’s employment with the Company is terminated (i) by the Company without “cause” (as defined in the CIC Agreements) or (ii) by such Executive for “good reason” (as defined in the CIC Agreements), in either case within two years after a “change in control” (as defined in the CIC Agreements), then, subject to the Executive’s execution and non-revocation of a separation and general release agreement with the Company, the Company will provide him with the following benefits and rights: (a) a lump sum amount equal to two (2) times (three (3) times for Messrs. Adams, Jr. and Consagra) the sum of such Executive’s (x) current annual base salary and (y) target annual bonus for the year of termination; (b) a prorated annual bonus for the year of termination based on actual performance through the date of termination, plus any unpaid annual bonus for the preceding year; and (c) if such Executive timely elects and maintains continuation coverage, payment of a monthly amount equal to the employer portion of health insurance premiums for active employees for twenty-four (24) months following the date of termination (thirty-six (36) months for Messrs. Adams, Jr. and Consagra). The CIC Agreements for Messrs. Adams, Jr. and Consagra supersede the Amended and Restated Change of Control Agreements Messrs. Adams, Jr. and Consagra entered into with the Company in November 2008.

The foregoing description of the CIC Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Change in Control Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Additional Forms

On July 29, 2025, the Compensation and Human Capital Committee of the Company’s Board of Directors approved (i) forms of award agreements (the “Forms of Award Agreements”) for future grants of equity awards under the United Bankshares, Inc. 2025 Equity Incentive Plan and (ii) a form of amendment to correct certain provisions in existing supplemental executive retirement agreements, including the supplemental executive retirement agreement for Mr. Williams.

The Forms of Award Agreements and Form of SERP Amendment are attached hereto as Exhibits 10.2 – 10.6.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Change in Control Agreement.

10.2	Form of Performance-Based Restricted Stock Unit Award Agreement under the United Bankshares, Inc. 2025 Equity Incentive Plan.

10.3	Form of Restricted Stock Unit Award Agreement under the United Bankshares, Inc. 2025 Equity Incentive Plan.

10.4	Form of Restricted Share Award Agreement under the United Bankshares, Inc. 2025 Equity Incentive Plan.

10.5	Form of Stock Option Award Agreement under the United Bankshares, Inc. 2025 Equity Incentive Plan.

10.6	Form of Amendment to United Bankshares, Inc. Supplemental Executive Retirement Agreement.

104	Cover Page Interactive Data File – the cover page from this Current Report on Form 8-K, formatted as Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bankshares, Inc.

Date: August 4, 2025	By:	/s/ W. Mark Tatterson
	Name:	W. Mark Tatterson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer